UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2013

MILLER ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302

Knoxville, TN 37932

(Address of Principal Executive Offices)

(865) 223-6575

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Underwriting Agreement with MLV & Co. LLC as Representative for the Underwriters

On September 25, 2013, Miller Energy Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and MLV & Co. LLC (“MLV”), as representative for the underwriters identified therein (collectively, the “Underwriters”), with respect to the sale by the Company of 1,000,000 shares (the “Shares”) of the Company's 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock, par value $0.0001 per share and liquidation preference of $25.00 per share (the “Series D Preferred Stock”) through the Underwriters on a “best efforts” basis (the “Offering”). The Shares are being offered to the public at $25.00 per share.

The Shares will be issued pursuant to a final prospectus supplement dated September 25, 2013 and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-183750), which became effective on September 18, 2012. The Underwriting Agreement provides that the Underwriters will offer and sell the Shares for the Company on a “best efforts” basis, and the Underwriters are under no obligation to purchase any Shares for their own account or sell any specific number or dollar amount of securities. The Company expects to close the offering on September 30, 2013, subject to the satisfaction of customary closing conditions as set forth in the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

In the ordinary course of business, the Underwriters or their respective affiliates, have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Revised and Restated Consent and Amendment No. 7 to the Loan Agreement with Apollo Investment Corp.

As previously reported, on June 29, 2012, we entered into a Loan Agreement (the “Loan Agreement”) with Apollo Investment Corporation (“Apollo”), as Administrative Agent and Lender.  The Loan Agreement provides for a credit facility of up to $100 million (the “Apollo Credit Facility”) with an initial borrowing base of $55 million. We have also entered into a Revised and Restated Consent and Amendment No. 7, dated as of September 20, 2013 (the “Amendment”) with Apollo under the Loan Agreement.

The Amendment makes certain acknowledgments regarding and amends certain provisions of the Loan Agreement allowing for our issuance of the Series D Preferred Stock and the payment of dividends on the series. Among other things, the Amendment: (i) permits the filing of articles supplementary amending our amended and restated articles of incorporation, which designate the terms of the Series D Preferred Stock; (ii) clarifies the treatment of the Series D Preferred Stock under the Loan Agreement; (iii) so long as no default or event of default has occurred, allows payment of dividends on our Series D Preferred Stock, our Series B Cumulative Redeemable Preferred Stock and our 10.75% Series C Cumulative Redeemable Preferred Stock either out of Excluded Equity Proceeds (as defined in the Loan Agreement) or during a Capital Covenant Compliance Period (as defined in the Loan Agreement), provided that we are in compliance with the Capital Covenants (as defined in the Loan Agreement) on a pro forma basis on the date of payment, (iv) restricts our ability to redeem the Series D Stock prior the 30th day following Security Termination (as defined in the Loan Agreement); and (v) prohibits us from modifying the terms of the Series D Preferred Stock without Apollo’s prior written consent.

The amendment also extends the date by which certain liens must be lifted.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this report.

Item. 3.03 Material Modification to Rights of Security Holders.

On September 25, 2013, we amended our Amended and Restated Charter (the “Charter”) to designate the Series D Preferred Stock (as described below in Item 5.03). The Series D Preferred Stock has a senior liquidation preference to our common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, on September 25, 2013 the Company filed Articles of Amendment to its Charter with the Tennessee Department of State authorizing the issuance of up to 4,000,000 shares of the Series D Preferred Stock. The designations, rights and preferences of the Series D Preferred Stock include:

•	Until, but not including, December 1, 2018, the holders are entitled to receive a cumulative quarterly dividend, based on the $25.00 per share liquidation preference per annum, at a rate of 10.5% per annum on March 1, June 1, September 1, and December 1 (each a “dividend date”);
•	On December 1, 2018 and thereafter, the holders are entitled to receive a cumulative quarterly dividend, based on the $25.00 per share liquidation preference per annum, at a rate equal to the sum of (a) Three-Month LIBOR (as defined below) as calculated on each applicable date of determination and (b) 9.073%, payable on each dividend date
•	The dividends will be payable in cash unless the Company is prohibited by making such payment pursuant to applicable law or the terms of any agreement of the Company (including any other class or series of equity securities or any agreement related to indebtedness);
•	The term “Three-Month LIBOR” means, on any date of determination, the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period as appears on Bloomberg, L.P. page US0003M, as set by the British Bankers Association at 11 am (London time) on such date of determination or, if the appropriate page is replaced or service ceases to be available, the Company, acting reasonably, may select another page or service displaying the appropriate rate.

•	The dividend may increase to a penalty rate of 2% greater than the applicable dividend rate stated above if (A) on or after October 31, 2013, the Series D Preferred Stock fails to be listed or quoted on a national securities exchange for 180 or more consecutive days, or (B) dividends on any shares of Series D Preferred Stock are in arrears for four or more quarterly dividend periods, whether or not consecutive (the events listed in clauses (A) and (B) each being a “Penalty Event”);
•	There is no mandatory redemption or stated maturity with respect to the Series D Preferred Stock, and it is not redeemable prior to the fifth anniversary of the date the Series D Preferred Stock is initially issued by the Company unless there is a change in control and redemption occurs pursuant to a special right of redemption related to that change in control;
•	There is no conversion right with respect to the Series D Preferred Stock except in the event of a change of control where the Company does not redeem all of the outstanding Series D Preferred Stock;
•	The redemption price is $25 per share plus any accrued and unpaid dividends;
•	The liquidation preference is $25 per share plus any accrued and unpaid dividends;
•	The Series D Preferred Stock is senior to all our other securities except our Series B Redeemable Preferred Stock, which is senior to the Series D Preferred Stock. The Series D Preferred Stock ranks pari passu with the Series C Preferred Stock;
•	We have agreed to apply for listing of the Series D Preferred Stock on a national securities exchange, and to register the Shares under our universal shelf; and
•	Holders of the Series D Preferred Stock have no voting rights, except (1) as otherwise required by law; (2) with respect to any proposal to (A) create, authorize or increase the authorized or issued amount of any class or series of our equity securities with rank senior to the Series D Preferred Stock or (B) amend, alter or repeal any provision of our Charter, as amended in a manner which materially and adversely affects any right, preference, privilege or voting power of the holders or the Series D Preferred Stock; and (3) the holders of the Series D Preferred Stock will have the right to elect two directors to our board of directors upon the occurrence of a Penalty Event.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment which are filed as Exhibit 3.21 to the Company’s Form 8-A filed on September 26, 2013 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 25, 2013, we issued a press release announcing the pricing of the Offering. Attached as Exhibit 99.1 is the related press release.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On September 25, 2013, LeClairRyan, A Professional Corporation, delivered to the Company an opinion with respect to the validity of the Series D Preferred Stock and the shares of the Company’s common stock issuable upon conversion of the Series D Preferred Stock in accordance with the Articles of Amendment (collectively, the “shares”), and a tax opinion, copies of which are filed as Exhibits 5.1 and 8.1 hereto, respectively, which opinions are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated September 25, 2013 by and between Miller Energy Resources, Inc. and MLV & Co. LLC, as representative for the underwriters identified therein.
3.1	Articles of Amendment to the Amended and Restated Charter, as amended, incorporated by reference to Exhibit 3.21 of Form 8-A filed with the Securities and Exchange Commission on September 26, 2013.
5.1	Opinion of LeClairRyan, a Professional Corporation, regarding the validity of the shares.
8.1	Opinion of LeClairRyan, a Professional Corporation, regarding tax matters.
10.1	Revised and Restated Consent and Amendment No. 7, dated as of September 20, 2013, to the Loan Agreement between the Company and Apollo Investment Corporation
23.1	Consent of LeClairRyan, a Professional Corporation, (contained in Exhibit 5.1 and 8.1 hereto).
99.1	Press Release Announcing Pricing of the Offering of Series D Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2013
Miller Energy Resources, Inc.

	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement dated September 25, 2013 by and between Miller Energy Resources, Inc. and MLV & Co. LLC, as representative for the underwriters identified therein.
3.1	Articles of Amendment to the Amended and Restated Charter, as amended, incorporated by reference to Exhibit 3.21 of Form 8-A filed with the Securities and Exchange Commission on September 26, 2013.
5.1	Opinion of LeClairRyan, a Professional Corporation, regarding the validity of the shares.
8.1	Opinion of LeClairRyan, a Professional Corporation, regarding tax matters.
10.1	Revised and Restated Consent and Amendment No. 7, dated as of September 20, 2013, to the Loan Agreement between the Company and Apollo Investment Corporation
23.1	Consent of LeClairRyan, a Professional Corporation, (contained in Exhibit 5.1 and 8.1 hereto).
99.1	Press Release Announcing Pricing of the Offering of Series D Preferred Stock.